Exhibit 99.(a)(8)


                             ARTICLES SUPPLEMENTARY


         THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors has classified and reclassified all of the authorized but unissued shares of Institutional Common Stock of each of the following Portfolios (each, a "Portfolio") of the Corporation such that the authorized Institutional Common Stock of each of the Portfolios of the Corporation is as follows:

                                                                                   Shares
                          Portfolio/Class                                        Authorized
                          ---------------                                        ----------

Lazard Bantam Value Portfolio - Institutional Common Stock                       50,000,000

Lazard Bond Portfolio - Institutional Common Stock                               50,000,000

Lazard Emerging Markets Portfolio - Institutional Common Stock                   50,000,000

Lazard Emerging World Funds Portfolio - Institutional Common Stock               50,000,000

Lazard Equity Portfolio - Institutional Common Stock                             50,000,000

Lazard Global Equity Portfolio - Institutional Common Stock                      50,000,000

Lazard International Equity Portfolio - Institutional Common Stock              150,000,000

Lazard International Fixed-Income Portfolio - Institutional Common Stock         50,000,000

Lazard International Small Cap Portfolio - Institutional Common Stock            50,000,000

Lazard Small Cap Portfolio - Institutional Common Stock                         150,000,000

Lazard Strategic Yield Portfolio - Institutional Common Stock                    50,000,000

         SECOND: The unissued shares of Institutional Common Stock of each Portfolio of the Corporation as reclassified immediately hereby (and all shares of Institutional Common Stock of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Company of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Charter of the Corporation for Institutional Common Stock of each respective Portfolio and as set forth below:

         At such times (which may vary between and among the holders of Institutional Common Stock of the various Portfolios of the Corporation) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain of the shares of Institutional Common Stock of the various Portfolios of the Corporation may be automatically converted into shares of Open Common Stock of the same respective Portfolio of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

         THIRD: The stock of the Corporation has been classified and reclassified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

         IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                                  THE LAZARD FUNDS, INC.



                                                  By: /s/ Norman Eig
                                                      ----------------------
                                                      Norman Eig
                                                      President

WITNESS:



/s/ William G. Butterly, III
------------------------------
William G. Butterly, III
Secretary







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